Registration No. ________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                            FIRST ESSEX BANCORP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                              --------------------


            DELAWARE                    6035                   04-2943217
  (STATE OR OTHER JURISDICTION     (COMMISSION FILE         (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)      NUMBER)            IDENTIFICATION NUMBER)


                  71 MAIN STREET, ANDOVER, MASSACHUSETTS 01810
                                 (508) 475-4313
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             -----------------------

                COMMON STOCK OPTION AGREEMENT WITH IRVING J. GOSS
              COMMON STOCK OPTION AGREEMENT WITH BRIAN W. THOMPSON
                            (FULL TITLE OF THE PLANS)
                                ----------------

                                LEONARD A. WILSON
                            FIRST ESSEX BANCORP, INC.
                                 71 Main Street
                                Andover, MA 01810
                                 (508) 475-4313
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                              --------------------

                                    COPY TO:
                             STEPHEN J. COUKOS, ESQ.
                            Sullivan & Worcester LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 338-2800

                          ----------------------------

                         CALCULATION OF REGISTRATION FEE

==================================  =================  ===========================  ============================ ===================
Title of Each Class of Securities     Amount to be      Proposed Maximum Offering         Proposed Maximum        Aggregate Amount
       to be Registered                Registered          Price Per Share(1)       Aggregate Offering Price(1)  of Registration Fee
----------------------------------  -----------------  ---------------------------  ---------------------------- -------------------
   Common Stock, $.10 par value      114,465 shares              $7.67                        $877,947                 $266.05
==================================  =================  ===========================  ============================ ===================

(1) Pursuant to Rule 457(h), the offering price is calculated based upon the exercise price determined pursuant to the option agreements.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents which have been filed by First Essex Bancorp, Inc. (the "Company") with the Commission are incorporated by reference in and made a part of this Registration Statement, as of their respective dates:

         (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

         (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

         (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996;

         (iv) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996;

         (v)      the Company's current report on Form 8-K dated August 5, 1996;

         (vi) the Company's current report on Form 8-K dated January 14, 1997, as supplemented by Amendment No. 1 dated February 13, 1997 and Amendment No. 2 dated February 21, 1997; and

         (vii) the description of the Common Stock contained in the Company's Form 8-A filed on August 21, 1987.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all of the Common Stock offered hereby has been sold, or deregistering all of the Common Stock that, at the time of such post-effective amendment remains unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Reference is made to the description of the Common Stock contained in the Company's Form 8-A filed on August 21, 1987, incorporated herein by reference pursuant to Item 3 above.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of Delaware General Corporation Law provides that a corporation may indemnify any director or officer made a party to any proceeding against judgments, penalties, fines, settlements and reasonable expenses, unless it is established that (i) the act or omission of the director was material to the matter giving rise to the proceeding, and was committed in bad faith or was a result of deliberate dishonesty, (ii) director actually received an improper personal benefit or (iii) in a criminal proceeding, director had reasonable cause to believe the act or omission was unlawful. A director may not be indemnified in any proceeding charging improper personal benefit, if director was adjudged to be liable and, in a derivative action, there shall not be indemnification if the director has been adjudged liable to the corporation. A director or officer of a corporation who has been successful in the defense of any proceeding shall be indemnified against reasonable costs incurred in such defense. Indemnification may not be made unless authorized pursuant to a determination that the director has met the requisite standard of conduct.

         Article V of the Company's By-Laws provides that any director, officer or any person serving as a director, officer or agent of another corporation at the request of the Company's Board of Directors (as evidenced by a vote of the Company's Board of Directors) (the "Indemnitee") shall be indemnified and held harmless by the Company to the fullest extent authorized by Delaware General Corporation Law, against all expenses, liability and loss reasonably incurred or suffered by the Indemnitee; provided, however, that, except for actions by such Indemnitee against the Company to enforce the indemnification provision, the Company shall indemnify Indemnitee only if the proceeding for which indemnification is sought was authorized and ratified by the Company's Board of Directors.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.


     Exhibit No.              Description                                    Exhibit
        4.1        Common Stock Option for Brian W.               Filed herewith as Exhibit 4.1
                   Thompson

        4.2        Common Stock Option for Irving J. Goss         Filed herewith as Exhibit 4.2

        4.3        Shareholder Rights Agreement, dated as         Incorporated by reference to First Essex's
                   of October 12,  1989,  as  amended,            Report on Form 8-K dated October  12,  1989 and
                   between  First Essex and The First             to Exhibit 28.2 of First Essex's Report on Form
                   National Bank of Boston as Rights Agent        8-K dated February 12, 1990

        4.4        Agreement and Plan of Reorganization,          Incorporated by reference to Exhibit 2.1 to First
                   dated as of August 5, 1996, by and             Essex's Registration Statement on Form S-4,
                   among First Essex, Fines Financial Corp.       Reg. No. 333-12793
                   and Pelham Bank and Trust Company, as
                   amended

       23.1        Consent of Arthur Andersen LLP                 Filed herewith as Exhibit 23.1

       23.2        Consent of Shatswell, MacLeod &                Filed herewith as Exhibit 23.2
                   Company, P.C.

         24        Power of Attorney                              Included in the signature page of this
                                                                  Registration Statement

Item 9.  Undertakings.

         (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, First Essex Bancorp, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Andover, Commonwealth of Massachusetts, on this 21st day of February, 1997.

                            FIRST ESSEX BANCORP, INC.

                                               By:      /s/Leonard A. Wilson
                                               Name:    Leonard A. Wilson
                                               Title:   President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 relating to Common Stock has been signed below by the following persons in the capacities and on the dates indicated; and each of the undersigned officers and directors of First Essex Bancorp, Inc. hereby severally constitutes and appoints Leonard A. Wilson and David W. Dailey, and each of them, to sign for him, and in his name in the capacity indicated below, such Registration Statement on Form S-8 relating to Common Stock of First Essex Bancorp, Inc. for the purpose of registering such securities under the Securities Act of 1933, as amended, and any and all amendments thereto, hereby ratifying and confirming our signatures as they may be signed by our attorneys to such Registration Statement and any and all amendments thereto.


Signature                                          Title                                   Date


 /s/Leonard A. Wilson                              President, Chief Executive Officer
Leonard A. Wilson                                  and Director                            February 21, 1997

 /s/David W. Dailey                                Principal Financial and Accounting
David W. Dailey                                    Officer, Executive Vice President       February 21, 1997

 /s/Thomas S. Barenboim
Thomas S. Barenboim                                Director                                February 21, 1997


William L. Lane                                    Director                                February __, 1997

 /s/Frank J. Leone, Jr.
Frank J. Leone, Jr.                                Director                                February 21, 1997

 /s/Robert H. Watkinson
Robert H. Watkinson                                Director                                February 21, 1997


Robert H. Pangione                                 Director                                February __, 1997

 /s/Augustine J. Fabiani
Augustine J. Fabiani                               Director                                February 21, 1997

 /s/Walter W. Topham                               Director                                February 21, 1997
Walter W. Topham